Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-194257) pertaining to Liquidity Services, Inc. 401K Profit Sharing Plan of Liquidity Services, Inc. of our report dated June 17, 2021, with respect to the financial statements and schedule of the Liquidity Services, Inc. 401K Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Tysons, Virginia
June 17, 2021